UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

j2 GLOBAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date filed:

This Amendment No. 1 to Schedule 14A (this “Amendment”) amends, and should be read in conjunction with, the Proxy Statement of j2 Global, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 23, 2016 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company for the 2016 Annual Meeting of Stockholders to be held at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, on May 4, 2016 at 10:00 a.m., local time. Except as specifically amended or supplemented by the information contained in this Amendment, all information in the Proxy Statement remains accurate and should be considered in voting your shares.

The Proxy Statement stated that, during 2015, Jonathan F. Miller did not attend at least seventy-five percent (75%) of all of the meetings of the Board of Directors and the committees of which he was a member. Mr. Miller, in fact, attended one hundred percent (100%) of all such meetings.